UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

At the annual general meeting of shareholders of Marvell Technology Group Ltd., a Bermuda exempted company (the “Company”), the Company’s shareholders approved, effective as of November 8, 2016, the Fourth Amended and Restated Bye-laws (the “Amended Bye-laws”) of the Company. The following changes were made to the Third Amended and Restated Bye-laws (the “Existing Bye-laws”):

(a)	New Bye-law 13 of the Amended Bye-laws provides that any shareholder or group of up to 20 shareholders that has maintained continuous qualifying ownership of at least 3% of the outstanding shares of the Company entitled to vote generally in the election of directors for at least three years could include a specified number of director nominees in the Company’s proxy materials for its annual general meeting.

(b)	Revised Bye-laws 12 and 35 (as renumbered given new Bye-law 13 described above) of the Existing Bye-laws, specifies in more detail the procedural requirements that shareholders seeking to nominate director candidates or propose other business must follow and the information that such shareholders must provide. The amendments also require additional disclosures from such shareholders in order to provide other shareholders and the Company with more useful and more complete information. The amendments specify the information that would be required in any notice of a nomination for director or other business to be brought before a general meeting of shareholders regarding a shareholder’s stock ownership, derivative positions that vary voting or economic interests in the Company’s shares, and relationships or interests that a shareholder has with respect to the nomination or proposal.

(c)	Revised Bye-law 86 (previously number 85) of the Existing Bye-laws, provides that the Company’s Bye-laws may be amended by the shareholders upon a simple majority vote, provided that any Bye-law requiring a supermajority vote for approval of a particular matter may only be amended upon a vote of 66-2/3rds of the shares eligible to vote at a meeting at which a quorum is present.

(d)	Revised Bye-law 79 (as renumbered given proposed new Bye-law 13 described above) of the Existing Bye-laws, provides that the shareholders can approve a business combination upon a vote of a simple majority of the votes cast at a meeting at which a quorum is present.

(e)	Revised Bye-law 79 (as renumbered given proposed new Bye-law 13 described above) of the Existing Bye-laws expressly authorizes the Board of Directors to adopt a shareholder rights plan, provided that any such plan adopted pursuant to Revised Bye-law 79 would (1) have a term of less than 12 months or (2) be submitted to the Company’s shareholders for approval not more than 12 months following adoption of the plan. In addition, any such shareholder rights plan would not contain any “dead-hand” or “modified dead-hand” provisions.

(f)	Revised Bye-law 15 (as renumbered given proposed new Bye-law 13 described above) of the Existing Bye-laws, provides that the shareholders may remove any or all of the directors of the Company, with or without cause, upon a majority of the votes cast at a meeting at which a quorum is present.

(g)	Amended Bye-law 44 (as renumbered given proposed new Bye-law 13 described above) of the Existing Bye-laws, provides for a plurality voting standard solely in the case of a contested election. This amendment provides that where the number of director nominees exceeds the number of directors to be elected, only those directors receiving the most votes for the available seats would be elected.

The description of the Amended Bye-laws contained herein is qualified in its entirety by reference to the full text of the Amended Bye-laws. A copy of the Amended Bye-laws is attached to this report as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Marvell Technology Group Ltd. Fourth Amended and Restated Bye-laws as amended and restated effective November 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2016

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Jean Hu
Jean Hu
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Marvell Technology Group Ltd. Fourth Amended and Restated Bye-laws as amended and restated effective November 8, 2016